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                                                                   Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-29129) of Storage Dimensions, Inc. of our report dated January 16, 1998 appearing in the 1997 Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K. We also consent to the reference to us under the heading "Selected Financial Data" contained in the 1997 Annual Report to Stockholders. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Consolidated Financial Data".


/s/ Price Waterhouse LLP
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PRICE WATERHOUSE LLP

San Jose, California
March 26, 1998